Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 8, 2013, except for the third paragraph of Note 12, as to which the date is September 26, 2013, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-190994) and related Prospectus of MacroGenics, Inc. for the registration of 5,000,000 shares of its common stock.

/s/ Ernst & Young LLP

McLean, Virginia

October 9, 2013